UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 1, 2019

SCANA Corporation

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	1-8809	57-0784499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SCANA Parkway Cayce, South Carolina		29033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (803) 217-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 1, 2019, pursuant to the Agreement and Plan of Merger dated as of January 2, 2018 (the Merger Agreement) by and among Dominion Energy, Inc. (Dominion Energy), Sedona Corp. (Merger Sub) and SCANA Corporation (SCANA), Merger Sub merged with and into SCANA (the Merger), with SCANA continuing as the surviving corporation and a wholly-owned subsidiary of Dominion Energy.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of issued and outstanding SCANA common stock was converted into the right to receive 0.6690 shares of Dominion Energy common stock (the Merger Consideration). Approximately 95,611,418 shares of Dominion Energy common stock will be issued to former SCANA shareholders. No fractional shares will be issued in the Merger; instead, if a former SCANA shareholder would be owed a fraction of a share of Dominion Energy common stock pursuant to the Merger, such former SCANA shareholder will receive the value of that fraction of a share in cash, without interest, where value is based on a formula set out in the Merger Agreement that takes into account the recent trading prices of Dominion Energy common stock before the effective time of the Merger. In addition, at the effective time of the Merger, each outstanding SCANA performance share award and restricted stock award will fully vest in accordance with the Merger Agreement and will be cancelled and converted automatically into the right to receive an amount in cash, without interest, based on a formula set out in the Merger Agreement that takes into account the recent trading prices of Dominion Energy common stock before the effective time of the Merger, the Merger Consideration per share of SCANA common stock and the number of shares of SCANA common stock previously underlying such equity compensation award. At the effective time of the Merger, there were 670,407 shares of SCANA common stock previously underlying such equity compensation awards. The Merger Agreement also provided for the conversion at the effective time of the Merger of deferred units in respect of SCANA shares credited to participants in SCANA’s deferred compensation plans for directors and executives into deferred units in respect of Dominion shares under such plans based on a formula set out in the Merger Agreement. However, there were no deferred units in respect of SCANA shares outstanding at the effective time of the Merger and, consequently, no such conversions took place.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (the SEC) on January 5, 2018 as Exhibit 2.1 to SCANA’s Current Report on Form 8-K, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 26, 2018, in connection with the anticipated completion of the Merger, SCANA notified the New York Stock Exchange (the NYSE) that the planned effective time of the Merger was 12:01 am on January 1, 2019. The NYSE confirmed to SCANA that upon receipt of evidence of the filing of the Articles of Merger before the opening of trading on January 2, 2019, trading of SCANA common stock on the NYSE would be suspended on that date. In addition, it is expected that promptly thereafter, the NYSE will file with the SEC a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist SCANA common stock from the NYSE and to terminate the registration of its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act). In addition, SCANA intends, at a later date during 2019, to file with the SEC a Form 15 notification of suspension of the reporting obligations of SCANA under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the Merger and at the effective time of the Merger, holders of SCANA’s common stock immediately prior to such time ceased having any rights as shareholders of SCANA (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

The information set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger and at the effective time of the Merger, a change in control of SCANA occurred and SCANA became a wholly-owned subsidiary of Dominion Energy.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the effective time of the Merger, SCANA’s bylaws were amended and restated in their entirety. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit

2.1	Agreement and Plan of Merger by and among Dominion Energy, Inc., Sedona Corp, and SCANA Corporation, dated as of January 2, 2018 (incorporated by reference from Exhibit 2.1, Form 8-K filed January 5, 2018, File No. 1-8809).

3.1	Amended and Restated Bylaws of SCANA Corporation (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA CORPORATION Registrant

/s/ Carlos M. Brown
Carlos M. Brown Senior Vice President and General Counsel

Date: January 2, 2019